Exhibit 99.1

[The CIT Group, Inc. Logo]

IMMEDIATE RELEASE

                CIT to Trade Senior Public Income NotES Under New
                         Ticker Symbols "CIC" and "CIP"

      NEW YORK, April 27, 2001 --- The CIT Group, Inc. (NYSE: CIT, TSE: CIT.U and Exchangeable Shares: TSE: CGX.U) today announced the release of ticker symbols "NCF" (AT&T Capital Corp.-8.125% Senior PINES) and "NCD" (AT&T Capital Corp.-8.25% Senior PINES) to the New York Stock Exchange. CIT will no longer be trading under these symbols on the New York Stock Exchange effective after the market's close on Friday, April 27, 2001.

      The trading of these notes will resume on the New York Stock Exchange under the new ticker symbols "CIC" (AT&T Capital Corp.-8.125% Senior PINES) and "CIP" (AT&T Capital Corp.-8.25% Senior PINES) at the market's open on Monday, April 30, 2001.

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                        Senior Public
Old Ticker  New Ticker  Income Notes      Maturity       Call
  Symbol      Symbol      ("PINES")         Date         Date        CUSIP
----------------------------------------------------------------------------
   NCF         CIC        8.125%         12/15/2028   12/15/2003   00206J308
----------------------------------------------------------------------------
   NCD         CIP         8.25%         11/15/2028   11/15/2003   00206J209
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About CIT:

      CIT is a leading, global source of financing and leasing capital and an advisor for companies in more than 30 industries. Managing more than $50 billion in assets across a diversified portfolio, CIT is the trusted financial engine empowering many of today's industry leaders and emerging businesses, offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. Founded in 1908, CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim. For more information on CIT, visit the Web site at http://www.cit.com.

Investor Relations Contacts:

James J. Egan, Jr.                                 Yvette K. Rudich
CIT                                                CIT
(973) 535-5911                                     (973) 597-2095
jim.egan@cit.com                                   yvette.rudich@cit.com